EXHIBIT 10.28

FORM OF

CALL OPTION AGREEMENT

THIS AGREEMENT is made as of the        day of                       .

BETWEEN:

(the “Optionor”)

- and -

(the “Optionee”)

RECITALS:

WHEREAS the Optionor is the registered and beneficial owner of an option dated as of the date hereof (the “Option”) entitling the Optionor to purchase up to                  common shares (the “Shares”) in the capital stock of Nexsan Corporation (the “Corporation”) at any time within        (    ) years from and after the date thereof at the exercise price of                                      per Share in lawful currency of the United States of America, all on and subject to the terms and conditions set out in the Option;

AND WHEREAS the Optionor has agreed to grant to the Optionee an option to purchase from the Optionor the Option, or the Shares issued to the Optionor upon the exercise of the Option, or an equal number of other shares of common stock of the Corporation in whole or in part (the “Call Option”), all upon and subject to the terms and conditions set forth in this agreement;

NOW THEREFORE, the parties agree as follows:

1.                                      Call Option - The Optionor hereby grants to the Optionee the irrevocable Call Option, exercisable as set out below in Section 2, to purchase from the Optionor, and to require the Optionor, to sell the Option or the Shares issued to the Optionor upon the exercise of the Option or, if and only if the Option or the Shares cannot be purchased and sold, an equal number of other shares of common stock of the Corporation, in whole or in part, in accordance with this Agreement. The Call Option is exercisable by the Optionee at any time and from time to time until 11:59 p.m. on the day immediately preceding a anniversary of the date hereof. The within Call Option, if not exercised within the said time period, shall expire and be of no further force or effect. In the event that the Option is exercised in part, the within Call Option shall remain in full force and effect, on the terms set out herein, in respect of that number of Shares for which the Optionor has not exercised its rights pursuant to the Option.

2.                                      Manner of Exercise of Call Option - The Call Option may be exercised by the Optionee giving written notice to the Optionor (the “Call Notice”) that the Call Option is being exercised, which Call Notice may be given at any time during the term of this Call Option.

3.                                      Action by the Parties - In the event the Optionee exercises the Option:

(a)                                  Purchase Price  Upon the exercise of the within Call Option and compliance by the Optionee with the terms hereof, the Optionor shall sell to the Optionee and the Optionee shall purchase from the Optionor, at Optionee’s election, the Option, the Option shares or                    shares for an aggregate purchase price calculated in lawful currency of the United States of America equal to $           plus a growth factor of           % per annum compounded from the date hereof (the “Exercise Price”) multiplied by the number of Shares in respect of which this Call Option is exercised (but in the case of the purchase of the Option, $           plus a growth factor of           % per annum compounded from the date hereof multiplied by the number of shares subject to the Option). The amount, so determined, shall be the “Purchase Price”. The Purchase Price shall be payable in lawful currency of the United States of America by cheque or bank draft or by delivery of indebtedness of Optionor to Optionee in the same amount.

(b)                                  Delivery of Certificates, etc. Subject to payment of the Purchase Price in the manner and at the time specified in Section 3(a) hereof, the Optionor shall transfer and deliver to the Optionee, and the Optionee shall accept from the Optionor certificates representing the Shares duly endorsed in blank for transfer or accompanied by irrevocable security transfer powers of attorney duly executed in blank.

4.                                      Place of Delivery and Payment  Delivery of the direction or the share certificates as required by Section 3(b) hereof shall take place at 10:00 a.m. at the office of the Optionor against receipt by the Optionor of the Purchase Price.

5.                                      No Disposition or Agreement to Dispose of Option Shares - The Optionor represents and warrants that it is the legal and beneficial owner of the Option with good and valid title thereto free and clear of any liens, pledges, encumbrances, security interests, charges, adverse claims, covenants or obligations of any kind or nature whatsoever and that it has full capacity, right and authority to enter into this Option and to perform and satisfy its obligations hereunder. The Optionor covenants that it shall not either directly or indirectly dispose of, alienate, charge, pledge or encumber the Option or the Option Shares or enter into any agreement which does or could have the effect of limiting or restricting the rights of the Optionee hereunder to acquire the Option or the Option Shares, to the extent and at the time or times provided for herein. Optionor agrees that Optionee may place a legend as the Option Shares to the foregoing effect. The Optionor further covenants that the foregoing representations and warranties will be accurate and complete in all respects at the time of delivery of the share certificates or direction pursuant to section 3(b) hereof.

6.                                      Subdivision, Consolidation or Reclassification - In the event of any amendment to the Option or the

Optionor’s rights and entitlements thereunder pursuant to Section 12 thereof, the Optionor shall deliver, at the time of any exercise thereafter of the Option hereby granted, such number of Shares or the entitlement thereto as would result if such exercise of the Call Option hereby granted had been prior to the date of such amendment.

The Optionor shall take all steps and do all things necessary within its control to ensure compliance with the provisions of this section, including delivery and surrender of the certificate or certificates representing the Option or the Option Shares to permit the issuance of any replacement certificates necessary to give effect to this Section.

7.                                      Notices - Any notice or other writing required or permitted to be given under this Agreement or for the purposes of this Agreement (referred to in this section as a “Notice”) shall be sufficiently given if delivered or transmitted by facsimile or other form of recorded communication tested prior to transmission to such party:

(a)	in the case of a notice to the Optionor to:	the address set forth below its signature on the signature page hereof

(b)	in the case of a notice to the Optionee to:

or at such other address as the party to whom such Notice is to be given shall have last notified the party giving same, in the manner provided in this Section. Any Notice delivered to the party to whom it is addressed as provided in this Section shall be deemed to have been given and received on the day it is so delivered at such address, provided that it is delivered during normal business hours and further provided if such day is not a business day then the Notice shall be deemed to have been given and received on the business day next following such day. Any Notice transmitted by facsimile or other form of recorded communication shall be deemed given and received on the first (1st) business day after its transmission.

8.                                      Governing Law - This Agreement shall be interpreted, enforced and governed in accordance with the laws of the State of New York and shall be treated in all respects as a New York contract.

9.                                      Amendments - No supplement, modification, amendment, waiver or termination of this Agreement shall be binding upon the parties hereto unless agreed to by such parties in writing.

10.                               Headings - The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

11.                               Entire Agreement - This Agreement constitutes the entire understanding and agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions or understandings with respect to the subject matter hereof.

12.                               Further Assurances - Each of the Optionor and the Optionee hereby covenants and agrees that it shall, at any time or times and from time to time, upon the request of the other and with reasonable diligence, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, assurances and proxies as may be required or desirable to better carry out and perform the intent and terms of this Agreement.

13.                               Inurement - This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have hereunto duly executed this Agreement.

OPTIONOR:

Address:

OPTIONEE:

By:
Title